Exhibit 99.1

                                  NEWS RELEASE

For Immediate Release

                    ICAD REPORTS SECOND QUARTER 2004 RESULTS

NASHUA, New Hampshire (July 29, 2004) - iCAD, Inc. (Nasdaq: ICAD), which designs, develops and markets Computer Aided Detection (CAD) imaging technology and systems for the early detection of breast cancer and other medical applications, today reported its financial results for the second quarter ended June 30, 2004.

Second Quarter 2004 Results

Sales for the second quarter were $5.6 million as compared to $1.3 million for the second quarter of 2003. The increase in sales was primarily due to the Company's acquisition of CADx Systems, Inc. which was effective December 31, 2003. Gross margin in the quarter improved to 71% compared to 56% in the prior-year second quarter.

Net income for the second quarter of 2004 was $46,458, or $0.00 per share compared to a net loss of $1,285,144, or $0.05 per share in the prior-year second quarter.

"We are very pleased with our achievements during the second quarter of 2004," commented W. Scott Parr, President and Chief Executive Officer of iCAD, Inc. "Following the acquisition of CADx, we have consolidated and positioned our current products; organized, supported and greatly expanded our sales channels; and substantially reduced overhead and our breakeven points. Our margins are healthy, and our products are well regarded in the medical imaging industry. Over the balance of 2004, our objective is to build on our achievements in the first six months of 2004, by aggressively marketing and promoting our new, lower-cost Second Look 200(TM)solutions for the early detection of breast cancer, and our ClickCAD(TM) fee-per-procedure programs that seek to make Computer Aided Detection technology affordable and accessible to smaller volume mammography clinics and all women at risk of breast cancer."


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

Year-to-Date 2004 Results

Sales for the first six months ended June 30, 2004 were $11 million as compared to $3.5 million for the same period in 2003. The increase in sales was primarily due to the Company's acquisition of CADx Systems, Inc., which was effective December 31, 2003. Gross margin for the first six months improved to 68% compared to 58% in prior-year six months.

Net loss for the first six months of 2004 was $1,852,943 or $0.06 per share as compared to a net loss of $1,208,586 or $0.05 per share in the comparable period in 2003.

Conference Call

AS PREVIOUSLY ANNOUNCED, ICAD WILL HOST A CONFERENCE CALL TODAY, JULY 29, 2004, AT 11:00 AM EDT. SHAREHOLDERS AND OTHER INTERESTED PARTIES CAN PARTICIPATE IN THE CONFERENCE CALL BY DIALING 800-510-0219 OR FOR INTERNATIONAL/LOCAL PARTICIPANTS BY DIALING 617-614-3451 AND ENTER PARTICIPANT PASSCODE 93749488, A FEW MINUTES BEFORE 11:00 A.M. ON JULY 29, 2004. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT WWW.STREETEVENTS.COM, WWW.FULLDISCLOSURE.COM, AND WWW.ICADMED.COM. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE TWO HOURS AFTER THE COMPLETION OF THE CONFERENCE CALL FROM JULY 29, 2004 UNTIL AUGUST 5, 2004 BY DIALING 888-286-8010 FOR PARTICIPANTS IN THE US/CANADA OR FOR INTERNATIONAL/LOCAL PARTICIPANTS, CALL 617-801-6888 AND ENTER THE PARTICIPANT PASSCODE 48386377. THE CALL WILL ALSO BE ARCHIVED FOR 90 DAYS AT WWW.STREETEVENTS.COM, WWW.FULLDISCLOSURE.COM, AND WWW.ICADMED.COM.

ABOUT iCAD, INC.

iCAD develops, engineers, manufactures and markets computer aided detection
(CAD) products for the early detection of breast cancer and other health-care related applications. Early detection of breast cancer can save lives and often permits less costly, less invasive and less disfiguring cancer treatment options than when the cancer is detected at a later stage. Computer-aided detection from iCAD can detect 23% of breast cancers, an average of 15 months earlier than screening mammography alone.

iCAD is the only independent, integrated digitizer hardware and CAD software company offering computer aided detection solutions. As such, iCAD is able to reduce costs at each step in the CAD product design, production and assembly process. The Company believes its vertical integration of CAD and hardware development results in better integration of software and film digitizer components, lower production costs and reduced administrative overhead. These achievements have allowed iCAD to progressively enhance its CAD product line, while reducing the costs of CAD to many customers and allowing more women to realize the benefits inherent in the early detection of breast cancer.


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

On December 31, 2003, iCAD completed its merger with and acquisition of CADx Systems, Inc. and its parent company Qualia Computing, Inc. , bringing together two of the three companies approved by the US Food and Drug Administration to market CAD solutions for breast cancer applications in the United States. iCAD's financial results for the three and six month periods ended June 30, 2003, as reported in this news release, do not include any contribution by CADx Systems, Inc. or its parent company. The Company is headquartered in Nashua, New Hampshire and its common stock is listed on The Nasdaq Stock Market under the symbol "ICAD". More information on iCAD's products can be found at www.icadmed.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's other filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

For more information on iCAD, Inc., contact Kevin McGrath of Cameron Associates at 212.245.4577 or via email at Kevin@cameronassoc.com]


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

                                   ICAD, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                              THREE MONTHS                   SIX MONTHS
                                                                June 30,                      June 30,
                                                     ---------------------------    ----------------------------
                                                         2004            2003           2004            2003
Sales                                                $  5,636,586   $  1,337,517    $ 11,063,467    $  3,551,529
Cost of Sales                                           1,661,447        592,583       3,490,693       1,502,168
                                                     ------------   ------------    ------------    ------------
Gross Margin                                            3,975,139        744,934       7,572,774       2,049,361
                                                     ------------   ------------    ------------    ------------
Operating expenses:
  Engineering and product development                   1,084,356        609,545       2,796,397       1,193,798
  General and administrative                            1,164,662      1,104,063       2,544,168       1,500,295
  Marketing and sales                                   1,532,852        306,992       3,772,539         546,704
                                                     ------------   ------------    ------------    ------------
      Total operating expenses                          3,781,870      2,020,600       9,113,104       3,240,797

                                                     ------------   ------------    ------------    ------------
Income (loss) from operations                             193,269     (1,275,666)     (1,540,330)     (1,191,436)

Interest expense - net                                    146,811          9,478         312,613          17,150
                                                     ------------   ------------    ------------    ------------

Net income (loss)                                    $     46,458   $ (1,285,144)   $ (1,852,943)   $ (1,208,586)

Preferred dividend                                         36,911         36,912          70,161          73,417

                                                     ------------   ------------    ------------    ------------
Net income (loss) available to common shareholders   $      9,547   $ (1,322,056)   $ (1,923,104)   $ (1,282,003)
                                                     ============   ============    ============    ============

Net income (loss) per share
      Basic                                          $       0.00   $      (0.05)   $      (0.06)   $      (0.05)
      Diluted                                        $       0.00   $      (0.05)   $      (0.06)   $      (0.05)

Weighted average number of shares used
  in computing income (loss) per share
      Basic                                            33,872,955     26,378,729      33,790,603      26,364,567
      Diluted                                          35,424,384     26,378,729      33,790,603      26,364,567


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

                                   ICAD, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                 June 30,       December 31,
                                                              -------------    -------------
                                                                  2004              2003
                                                                  ----              ----
                                                               (unaudited)
                                  Assets
Current assets:
  Cash and equivalents                                        $   3,000,687    $   5,101,051
  Trade accounts receivable, net of allowance for doubtful
    accounts of $374,000 in 2004 and $105,000 in 2003             3,501,834        3,343,296
  Inventory                                                         960,778        2,123,642
  Prepaid and other current assets                                  926,328          547,014
                                                              -------------    -------------
      Total current assets                                        8,389,627       11,115,003
                                                              -------------    -------------

Property and equipment:
  Equipment                                                       1,942,773        1,825,147
  Leasehold improvements                                             37,904           26,489
  Furniture and fixtures                                            135,544          133,562
                                                              -------------    -------------
                                                                  2,116,221        1,985,198
  Less accumulated depreciation and amortization                    836,384          717,635
                                                              -------------    -------------
      Net property and equipment                                  1,279,837        1,267,563
                                                              -------------    -------------

Other assets:
  Patents, net of accumulated amortization                          356,178          379,178
  Technology intangibles, net of accumulated amortization         5,272,131        5,580,172
  Tradename, Distribution agreements and other,
    net of accumulated amortization                                 935,933        1,115,000
  Goodwill                                                       43,334,174       43,205,220
                                                              -------------    -------------
      Total other assets                                         49,898,416       50,279,570
                                                              -------------    -------------

      Total assets                                            $  59,567,880    $  62,662,136
                                                              =============    =============

                   Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                            $   2,355,522    $   3,979,488
  Accrued interest                                                  545,583          333,652
  Accrued expenses                                                1,640,656        1,988,476
  Deferred revenue                                                  411,547          216,500
  Convertible subordinated debentures                                10,000           10,000
  Current maturities of notes payable                             1,573,871        1,233,390
                                                              -------------    -------------
      Total current liabilities                                   6,537,179        7,761,506

Loans payable to related party                                    3,630,000        3,630,000
Notes payable, less current maturities                            2,623,216        3,375,000
                                                              -------------    -------------
      Total liabilities                                          12,790,395       14,766,506
                                                              -------------    -------------

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock,  $.01 par value: authorized
     1,000,000 shares; issued and outstanding
     7,435 in 2004 and 2003, with the aggregate
     liquidation value of $1,257,500 in 2004 and 2003, plus
     7% annual dividend                                                  74               74
  Common stock,  $.01 par value: authorized
     50,000,000 shares; issued 34,034,643 in 2004
     and 33,704,809 shares in 2003; outstanding
     33,966,767 in 2004  and 33,636,933 shares in 2003              340,346          337,048
  Additional paid-in capital                                    121,126,890      120,395,390
  Accumulated deficit                                           (73,739,561)     (71,886,618)
  Treasury stock at cost (67,876 shares)                           (950,264)        (950,264)
                                                              -------------    -------------
      Total Stockholders' equity                                 46,777,485       47,895,630
                                                              -------------    -------------

      Total liabilities and stockholders' equity              $  59,567,880    $  62,662,136
                                                              =============    =============

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